         As filed with the Securities and Exchange Commission on March 29, 2002
                                                      Registration No. _________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                               -------------------

                                  EQUINIX INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                      77-0487526
    (State or other jurisdiction of                         (IRS Employer
    incorporation or organization)                       Identification No.)

                              2450 Bayshore Parkway
                         Mountain View, California 94043
               (Address of principal executive offices) (Zip Code)

                               -------------------

                                  EQUINIX INC.
                           2000 Equity Incentive Plan
                            2000 Director Option Plan
                          Employee Stock Purchase Plan
                            (Full title of the Plans)

                               -------------------

                                 RENEE F. LANAM
             Chief Financial Officer, General Counsel and Secretary
                                  EQUINIX INC.
                              2450 Bayshore Parkway
                             Mountain View, CA 94043
                     (Name and address of agent for service)
                                 (650) 316-6000
          (Telephone number, including area code, of agent for service)

                               -------------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
                                                               Proposed Maximum      Proposed Maximum
                                             Amount to be       Offering Price          Aggregate               Amount of
  Title of Securities to be Registered      Registered(1)        per Share(2)        Offering Price(2)      Registration Fee
----------------------------------------  -----------------  --------------------  ---------------------  --------------------
2000 Equity Incentive Plan
--------------------------

Options to Purchase Common Stock              4,805,045              N/A                    N/A                   N/A
Common Stock, $0.001 par value             4,805,045 shares         $1.20               $5,766,054              $531.00


2000 Director Option Plan
-------------------------

Options to Purchase Common Stock                50,000               N/A                    N/A                   N/A
Common Stock, $0.001 par value              50,000 shares           $1.20               $60,000                 $6.00


Employee Stock Purchase Plan
----------------------------

Rights to Purchase Common Stock                600,000               N/A                    N/A                   N/A
Common Stock, $0.001 par value              600,000 shares          $1.20               $720,000                $67.00

==============================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2000 Equity Incentive Plan, 2000 Director Option Plan, and Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Equinix Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Equinix Inc. on March 25, 2002.

                                     PART II

               Information Required in the Registration Statement



Item 3    Incorporation of Documents by Reference

          Equinix Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

          (a) The Registrant's Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2001; and

          (b) The description of the Registrant's outstanding Common Stock contained in the Registrant's Registration Statement No. 000-31293 on Form 8-A filed with the SEC on August 9, 2000, pursuant to Section 12 of the Securities Act of 1934, as amended (the "1934 Act"), including any amendment or report filed for the purpose of updating such description.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
          -------------------------

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not Applicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. The Registrant's Bylaws provide for mandatory indemnification of its directors and permissible indemnification of officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its directors. The Indemnification Agreements provide the Registrant's directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.


Item 7.   Exemption from Registration Claimed
          -----------------------------------

          Not. Applicable.

Item 8.   Exhibits
          --------

Exhibit Number   Exhibit
--------------   -------
       4         Instrument Defining Rights of Stockholders. Reference is made to Equinix Inc.'s
                 Registration Statement No. 000-31293 on Form 8-A, which is incorporated herein by reference under Item 3(b) of this Registration Statement.
       5         Opinion and consent of Equinix Inc. General Counsel.
     23.1        Consent of PricewaterhouseCoopers LLP, Independent Accountants.
     23.2        Consent of Equinix Inc. General Counsel is contained in Exhibit 5.

      24         Power of Attorney. Reference is made to page II-3 of this Registration Statement.

Item 9.   Undertakings
          ------------

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall
                        --------
not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2000 Equity Incentive Plan, 2000 Director Option Plan, and Employee Stock Purchase Plan.

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California on this 28th day of March, 2002.

                           EQUINIX INC.

                           By:    /s/Peter F. Van Camp
                               -------------------------------------------------
                               Peter F. Van Camp
                               Chairman of the Board and Chief Executive Officer


                               POWER OF ATTORNEY
                               -----------------


KNOW ALL PERSONS BY THESE PRESENTS:

               That the undersigned officers and directors of Equinix Inc., a Delaware corporation, do hereby constitute and appoint Peter F. Van Camp and Renee F. Lanam, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                                  Title                               Date
               ---------                                  -----                               ----
                                           Chairman of the Board and
         /s/Peter F. Van Camp              Chief Executive Officer                       March 28, 2002
----------------------------------------
           Peter F. Van Camp


                                           Vice President, Finance (Principal
          /s/Keith D. Taylor               Accounting Officer)                           March 28, 2002
----------------------------------------
            Keith D. Taylor


                                           Chief Financial Officer,
          /s/Renee F. Lanam                General Counsel and Secretary                 March 28, 2002
----------------------------------------
             Renee F. Lanam

               Signature                             Title                                     Date
               ---------                             -----                                     ----
        /s/Albert M. Avery, IV             Vice Chairman of the Board                     March 28, 2002
----------------------------------------
          Albert M. Avery, IV



           /s/Scott Kriens                          Director                              March 28, 2002
----------------------------------------
             Scott Kriens



          /s/Andrew Rachleff                        Director                              March 28, 2002
----------------------------------------
            Andrew Rachleff



         /s/John G. Taysom                          Director                              March 28, 2002
----------------------------------------
            John G. Taysom



       /s/Michelangelo Volpi                        Director                              March 28, 2002
----------------------------------------
          Michelangelo Volpi

                                  EXHIBIT INDEX
                                  -------------

   Exhibit Number  Exhibit
   --------------  -------

         4         Instrument Defining Rights of Stockholders. Reference is made to Equinix Inc.'s
                   Registration Statement No. 000-31293 on Form 8-A, which is incorporated herein by reference under Item 3(b) of this
                   Registration Statement.
         5         Opinion and consent of Equinix Inc. General Counsel.
        23.1       Consent of PricewaterhouseCoopers LLP, Independent
                   Accountants.
        23.2       Consent of Equinix Inc. General Counsel is contained in
                   Exhibit 5.
        24         Power of Attorney.  Reference is made to page II-3 of this
                   Registration Statement.